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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report:                 June 30, 1995

                         Commission File Number 1-8241
                                   _________



                             PRESIDIO OIL COMPANY
            (Exact name of registrant as specified in its charter)


         DELAWARE                                              95-3049484
(State or other jurisdiction of                             (I.R.S.Employer
incorporation or organization)                            Identification No.)



                          5613 DTC PARKWAY, SUITE 750
                        ENGLEWOOD, COLORADO 80111-3065
                   (Address of principal executive offices)
                                  (Zip Code)


                                (303) 773-0100
             (Registrant's telephone number, including area code)



                                Not Applicable
            (Former name or address, if changed since last report)

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Item 5.      Other Events

During 1994 and thereafter the financial condition of Presidio Oil Company (the "Company") has deteriorated significantly, resulting in uncertainty regarding the Company's ability to service its debt and continue as a going concern. As previously disclosed, because of the Company's deteriorating financial condition and because of its failure to satisfy certain interest payment obligations, Events of Default have occurred under both the indenture governing the Company's Senior Gas Indexed Notes Due 2000 (the "Senior Gas Indexed Notes") and under the Company's bank credit agreement. Additionally, Defaults, which the Company anticipates will become Events of Default after applicable grace periods have expired, have occurred under the indenture governing the Company's 11.5% Senior Secured Notes Due 2002 (the "Senior Secured Notes").

To eliminate its current cash flow deficit and improve its financial condition, the Company is continuing to negotiate with its bank lenders and with certain institutional holders of its Senior Secured Notes, Senior Gas Indexed Notes, and 9% Convertible Subordinated Debentures Due 2002 with respect to a restructuring (the "Restructuring") of the Company's debt obligations. Additionally, the Company is considering the possible sale of its oil, gas and related assets in connection with the Restructuring. A data room and procedures for providing potential buyers with information as to such assets have been established, and potential buyers have begun to review such information. No decision has been made to sell the Company's assets, and the Company is continuing to examine other alternatives that may be available to alleviate its financial difficulties, including a Restructuring wherein the Company would retain all or most of its oil, gas and related assets.

Although the Company and its financial advisors continue to work toward improving the Company's financial condition, no assurance can be given that the Company will be able to successfully conclude the Restructuring or any other arrangement currently being considered to alleviate its financial difficulties and, in addition, assuming that the Company is successful in respect of concluding the Restructuring or one of the other arrangements currently being considered, no assurance can be given as to the level and value of the equity interest in the Company that may be retained by its existing shareholders. If the Company is unsuccessful in its current efforts to improve its financial condition, it is likely that Events of Default under the Company's indebtedness such as those described above will have the adverse consequences described under "Ability to Service Debt" in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

Item 7.      Financial Statements and Exhibits

(c)          Exhibits

20.1         Press release of the Company dated June 30, 1995.
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                                  SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               PRESIDIO OIL COMPANY
                                               ------------------------
                                               Registrant



DATE:   July 12, 1995                          /s/ Charles E. Brammeier
     -------------------                       ------------------------
                                               Charles E. Brammeier
                                               Controller
                                               (Principal Accounting Officer)
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                                EXHIBIT INDEX



                                                                Sequentially
Exhibit                                                           Numbered
Number         Description of Exhibit                               Page

20.1           Press release of the Company
               dated June 30, 1995.                                   5
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